Exhibit 5.14

Charleston, SC Charlotte, NC Columbia, SC Raleigh, NC Spartanburg, SC

December 23, 2014

AmSurg Corp.

1A Burton Hills Boulevard

Nashville, Tennessee 37215

Ladies and Gentlemen:

We have acted as South Carolina and North Carolina special counsel to AmSurg Corp., a Tennessee corporation (the “Company”), and the Guarantors (as defined below), each organized and existing under the laws of the States of South Carolina and North Carolina, as indicated, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,100,000,000 aggregate principal amount of the Company’s 5.625% senior notes due 2022 (the “Exchange Notes”) that are to be unconditionally guaranteed on a senior unsecured basis by certain of the Company’s current and future direct and indirect Subsidiaries (as defined in the Indenture (as defined below)), including Sheridan Children’s Healthcare Services of South Carolina, P.A. and Sheridan Emergency Physician Services of South Carolina, P.A. (collectively the “South Carolina Guarantors”) and Sheridan Children’s Healthcare Services of North Carolina, P.A. (individually the “North Carolina Guarantor” and together with the South Carolina Guarantors collectively referred to herein as the “Guarantors”). The Exchange Notes are to be issued pursuant to an indenture, dated as of July 16, 2014, by and between AmSurg Escrow Corp. (“Escrow Corp”), and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 16, 2014, by and between the Company and the Trustee, as supplemented further by the Supplemental Indenture, dated as of July 16, 2014, by and among the Company, the guarantors party thereto and the Trustee, as supplemented further by the Supplemental Indenture, dated as of October 8, 2014, by and among the Company, AmSurg Finance, Inc., SHI II, LLC, and the Trustee, as supplemented further by the Supplemental Indenture, dated as of November 18, 2014, by and among the Company, FO Investments III, Inc. and the Trustee, and as supplemented further by the Supplemental Indenture, dated as of December 10, 2014, by and among the Company, Sheridan Children’s Healthcare Services of Arizona, Inc. and the Trustee (collectively, the “Indenture”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.625% senior notes due 2022 in accordance with the terms of a Registration Rights Agreement, dated as of July 16, 2014, by and among Escrow Corp, the Company, the guarantors party thereto and Citigroup Global Markets Inc. as representative of the parties named therein as the initial purchasers (“Citigroup”), the related Registration Rights Joinder,

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PARKER POE ADAMS & BERNSTEIN LLP

AmSurg Corp.

December 23, 2014

dated as of July 16, 2014, by and among Citigroup and the guarantors party thereto and the related Registration Rights Joinders dated December 19, 2014 entered into by each of AmSurg Finance, Inc., SHI II, LLC, FO Investments III, Inc. and Sheridan Children’s Healthcare Services of Arizona, Inc. (collectively, the “Registration Rights Agreement”). This opinion letter is delivered in connection with such transactions at the request, and with the consent, of the Company and the Guarantors.

In rendering our opinions herein, we have relied with respect to factual matters, without investigation of the information contained therein, upon the Officers’ Certificate (defined below) and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(i) the Articles of Incorporation of the NC Guarantor as certified by the North Carolina Secretary of State dated June 19, 2014; the Articles of Incorporation of Sheridan Children’s Healthcare Services of South Carolina, P.A. as certified by the South Carolina Secretary of State dated June 24, 2014; and the Articles of Incorporation of Sheridan Emergency Physician Services of South Carolina, P.A., as certified by the South Carolina Secretary of State dated June 24, 2014 (collectively the “Articles of Incorporation”);

(ii) the Bylaws for each Guarantor;

(iii) the certificate with respect to various factual matters signed by an officer of each of the Guarantors and dated the date of this opinion (the “Officers’ Certificate”);

(iv) As to the South Carolina Guarantors, Certificates of Existence issued by the South Carolina Secretary of State dated December 16, 2014 (collectively the “SC Certificates of Existence”) and as to the North Carolina Guarantor, a Certificate of Existence issued by the North Carolina Secretary of State dated December 17, 2014 (the “NC Certificate of Existence”);

(v) the Registration Rights Agreement;

(vi) the form of Exchange Note;

(vii) the Indenture;

(viii) the Registration Statement; and

(ix) the prospectus contained in the Registration Statement (the “Prospectus”).

The documents referenced in items (i) through (ix) above are collectively referred to hereinafter as the “Opinion Documents.”

PARKER POE ADAMS & BERNSTEIN LLP

AmSurg Corp.

December 23, 2014

Based upon and subject to the foregoing, and subject to the further qualifications, limitations, assumptions and exceptions set forth below, we are of the following opinion as to the South Carolina Guarantors:

(1) Each South Carolina Guarantor is a corporation in existence under the laws of the State of South Carolina.

(2) Each South Carolina Guarantor has the requisite corporate power to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

(3) The execution and delivery by each South Carolina Guarantor of the Indenture and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, have been duly authorized by all necessary corporate action by each South Carolina Guarantor.

Based upon and subject to the foregoing, and subject to the further qualifications, limitations, assumptions and exceptions set forth below, we are of the following opinion as to the North Carolina Guarantor:

(1) The North Carolina Guarantor is a corporation in existence under the laws of the State of North Carolina.

(2) The North Carolina Guarantor has the requisite corporate power to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

(3) The execution and delivery by the North Carolina Guarantor of the Indenture and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, have been duly authorized by all necessary corporate action by the North Carolina Guarantor.

In rendering our opinion that each South Carolina Guarantor “is a corporation in existence,” we have relied solely upon the SC Certificates of Existence. In rendering our opinion that the North Carolina Guarantor “is a corporation in existence,” we have relied solely upon the NC Certificate of Existence. We specifically assume that there has been no change in the information provided to us since the date such information was first provided and that such information was true and correct on the date on which it was provided and that it is true and correct on the date hereof. We also assume the accuracy, completeness and authenticity of all documents examined by us, the legal capacity and authority of all persons executing such documents, other than on behalf of Guarantors, and the conformity to originals of all copies of all documents submitted to us. We also assume that all signatures on all documents examined by us are genuine and that each such document with a conformed signature is an accurate, complete and authentic copy of such signed document. As to questions of fact relevant to the opinions expressed herein, we have relied solely upon, and assume the accuracy of, the representations, warranties, certifications, and statements contained in the Opinion Documents, including the Officers’ Certificate, and compliance on the part of all parties to the Indenture with their covenants therein. We have made no other independent factual investigation with regard to such matters.

We call to your attention that S.C. Code Ann. § 33-19-200 requires that all of the shares of stock of a South Carolina professional corporation be owned and held by a “qualified person” as

PARKER POE ADAMS & BERNSTEIN LLP

AmSurg Corp.

December 23, 2014

defined in S.C. Code Ann. § 33-19-103(8), which defines “qualified person” as “an individual, general partnership, or professional corporation that is eligible under this chapter to be issued shares by a professional corporation.” Section 33-19-300 restricts eligibility for ownership of a professional corporation to (1) individuals who are authorized by law in South Carolina or another state to render a professional service described in the corporation’s articles of incorporation, (2) general partnerships in which all the partners are qualified persons with respect to the professional corporation and in which at least one partner is authorized by law in South Carolina to render a professional service described in the corporation’s articles of incorporation, and (3) professional corporations, domestic or foreign, authorized by law in South Carolina to render a professional service described in the corporation’s articles of incorporation. S.C. Code Ann. § 33-19-300 also requires that not less than one half of the directors of a professional corporation, and all of its officers except the secretary and treasurer, if any, must be “qualified persons” with respect to the corporation. We have undertaken no independent investigation to confirm, and have assumed, that all of the shares of stock of the South Carolina Guarantors are owned and held in compliance with S.C. Code Ann. § 33-19-101 et seq. and that not less than one half of the directors and all of the officers except the secretary and treasurer, if any, of the South Carolina Guarantors are “qualified persons” as defined by S.C. Code Ann. § 33-19-103(8).

We further call to your attention that North Carolina General Statute § 55B-4(2) requires that, except as otherwise provided therein, all of the shares of stock of a North Carolina professional corporation be owned and held by a “licensee” or “licensees” as defined in North Carolina General Statute § 55B-2(2), which defines “licensee” as a natural person who is duly licensed by the appropriate North Carolina licensing board to render the same professional services which will be rendered by the professional corporation of which he is, or intends to become, an officer, director, shareholder or employee. North Carolina General Statute § 55B-4 also requires that at least one director and one officer of a North Carolina professional corporation be a “licensee” as defined by North Carolina General Statute § 55B-2(2). We have undertaken no independent investigation to confirm, and have assumed, that all of the shares of stock of the North Carolina Guarantor are owned and held in compliance with North Carolina General Statute § 55B-4 and that at least one director and one officer of the North Carolina Guarantor is a “licensee” as defined by North Carolina General Statute § 55B-2(2) in compliance with the North Carolina General Statute § 55B-4.

We assume that all natural persons acting on behalf of each Guarantor have sufficient legal capacity to take all such actions as may be required of them as representatives of such Guarantor.

The opinions set forth herein regarding the South Carolina Guarantors are limited to matters governed by the laws of the State of South Carolina. The opinions set forth herein regarding the North Carolina Guarantor are limited to matters governed by the laws of the State of North Carolina. No opinion is expressed herein as to the laws of any other jurisdiction. Further, we express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in South Carolina or North Carolina, exercising customary professional diligence, would reasonably recognize as being directly applicable to the South Carolina Guarantors or the North Carolina Guarantor, respectively, or the transactions contemplated by the Indenture.

PARKER POE ADAMS & BERNSTEIN LLP

AmSurg Corp.

December 23, 2014

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We do not undertake to advise you of any matters that might hereinafter arise that would affect the opinions expressed herein. Our opinion is limited to the matters expressly stated herein and no other opinion may be implied or inferred.

Very truly yours,

Parker Poe Adams & Bernstein LLP

Parker Poe Adams & Bernstein LLP